EXHIBIT 99.1

NVIDIA REPORTS RECORD REVENUE FOR THE SECOND QUARTER OF FISCAL YEAR 2007

SANTA CLARA, CA—August 10, 2006—NVIDIA Corporation (Nasdaq: NVDA) today reported its revenue for the second quarter of fiscal 2007 ended July 30, 2006.

For the second quarter of fiscal 2007, revenue increased to a record $687.5 million, compared to $574.8 million for the second quarter of fiscal 2006, an increase of 20 percent.  Revenue for the six months ended July 30, 2006 was a record $1.37 billion, compared to revenue of $1.16 billion for the six months ended July 31, 2005, an increase of 18 percent.

“We are delighted to deliver another record quarter,” stated Jen-Hsun Huang, president and CEO of NVIDIA. “Our growth was driven by strong performance from numerous product groups - desktop GPU, notebook GPU, MCP, professional solutions and handheld GPU. As the industry continues to shift its focus to the multimedia experience for consumers, the GPU is becoming increasingly important in a broad range of computing and consumer devices. We are excited about our growth opportunities ahead.”

NVIDIA also announced today that the Audit Committee of the Board of Directors is conducting a voluntary review of the Company’s stock option practices covering the time from the Company’s initial public offering in 1999 through the current fiscal year. The Audit Committee is conducting this review with the assistance of outside legal counsel. The Company has voluntarily contacted the Securities and Exchange Commission staff to inform them about the ongoing review.

Although the review is ongoing, the Audit Committee has reached a preliminary conclusion that incorrect measurement dates were used for financial accounting purposes for stock option grants in certain prior periods. As a result, NVIDIA may record additional non-cash stock-based compensation expense related to stock option grants. Any additional non-cash stock-based compensation expense recorded will not affect the Company’s cash position or reported revenue for the recently completed quarter or any previous periods.

NVIDIA does not expect to be in a position to announce additional financial results for the second quarter until the Audit Committee has completed its review. At this time, the Company does not expect to be in a position to file its Form 10-Q for the second fiscal quarter by the September 8, 2006 filing deadline or the permitted extension to September 13, 2006.

Second Quarter Fiscal 2007 and Recent Highlights

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The NVIDIA® GeForce® Go notebook GPU product line achieved record revenue for the second consecutive quarter. NVIDIA grew share in the notebook standalone GPU segment from 24 percent to 37 percent from the first quarter of calendar 2006 to the second quarter of calendar 2006, as reported in Mercury Research’s Second Quarter PC Graphics Report 2006.

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The NVIDIA nForce® MCP product line achieved record revenue for its eighth consecutive quarter. NVIDIA nForce MCPs increased their share of the AMD64 segment from 42 percent to 52 percent from the first quarter of calendar 2006 to the second quarter of calendar 2006, as reported in Mercury Research’s Second Quarter Worldwide Chipset Report 2006.

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NVIDIA advanced its leadership position in multi-GPU technology with the introduction of the GeForce 7950 GX2 GPU for desktop PCs, enabling two GPUs to be incorporated onto one add-in card. Combining two GeForce 7950 GX2 add-in cards into a single PC system enables Quad SLI™ technology.

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NVIDIA announced PureVideo™ HD technology - a combination of hardware acceleration from an NVIDIA GPU, high definition movie player integration and HDCP feature support, to make it easy for manufacturers and consumers to build PCs that can play HD DVD or Blu-ray movies.

•	The NVIDIA Quadro® professional product line increased its revenue 27 percent from the second quarter fiscal 2006 and achieved record revenue.
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The Professional Solutions Group introduced the NVIDIA Quadro Plex, the first dedicated Visual Computing System (VCS). NVIDIA Quadro Plex VCS represents an entirely new category of professional graphics solutions. It enables engineers and designers to experience advanced personal visualization solutions previously only accessible in large visualization centers.

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The NVIDIA GoForce® handheld GPU technology demonstration earned two “Best of Show” awards at the second-annual Freescale Technology Forum Americas, held July 24-27 in Orlando, Florida. The demonstration entitled “Entertainment without Limits” was selected as the “Most Innovative Platform.”

NVIDIA will conduct a conference call with analysts and investors to discuss its current financial prospects today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time). To listen to the call, please dial (706) 679-0543. A live Web cast (listen-only mode) of the conference call will be held at the NVIDIA investor relations Web site http://nvidia.com/ir and at http://www.streetevents.com. A replay of the conference call will be available via telephone by calling 800-642-1687 (or 706-645-9291), passcode 3652802, until August 17, 2006. The Web cast will be recorded and available for replay until the Company’s conference call to discuss its financial results for its third quarter fiscal 2007.

About NVIDIA
NVIDIA Corporation is the worldwide leader in programmable graphics processor technologies. The Company creates innovative, industry-changing products for computing, consumer electronics, and mobile devices. NVIDIA is headquartered in Santa Clara, CA and has offices throughout Asia, Europe, and the Americas. For more information, visit www.nvidia.com.

Certain statements in this press release including, but not limited to, our preliminary results for the second quarter of fiscal 2007, the review of our historical option practices, the results of the Audit Committee's review, any expenses that may be recorded, the filing of the Form 10-Q for our second quarter, industry focus, the importance of the GPU and our growth opportunities are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: the final conclusions of the Audit Committee concerning matters relating to the Company’s stock option grants including, but not limited to, the accuracy of the stated measurement dates of option grants for financial accounting purposes; the impact of any additional expenses that may be recorded by NVIDIA; actions that may be taken or required as a result of the Audit Committee’s review; actions by the Securities and Exchange Commission or other regulatory agencies with respect to NVIDIA or its personnel arising out of the option practices or related matters; difficulties in the development of new and enhanced products; delays in ramping new products into production; market or customer acceptance of a competitor’s product instead of ours; manufacturing and other delays; defects in our products or the components of a product; the impact of technological development and competition; the impact of litigation; general industry trends including cyclical trends in the PC, handheld, consumer electronics and semiconductor industries; manufacturing costs and the pricing of components; the impact of competitive products and pricing alternatives; changes in industry standards and interfaces as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission including its Form 10-Q for the quarter ended April 30, 2006. Copies of reports filed with the SEC are posted on our website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

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